Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of July 2, 2015, among Centene Corporation, a Delaware corporation (“Parent”) and Jay M. Gellert (“Stockholder”).

WHEREAS, in order to induce Parent, Chopin Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, and Chopin Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), with Health Net, Inc., a Delaware corporation (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of Company Common Stock (“Shares”) now or hereafter “beneficially owned” by Stockholder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. Stockholder shall (a) appear at each meeting of the stockholders of the Company or otherwise cause all of the Shares beneficially owned at such time by Stockholder to be counted as present thereat for purposes of calculating a quorum, and respond to each request by Parent for written consent, if any and (b) vote or cause to be voted (or deliver or cause to be delivered a written consent with respect to) all Shares beneficially owned at such time by Stockholder: (i) for the adoption of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement, and all agreements in furtherance of the Merger and any actions in furtherance thereof at any meeting of the stockholders of the Company, and at any adjournment or postponement thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company (or in response to a request by the Company for written consent with respect thereto) and (ii) against (A) any Takeover Proposal and (B) any other corporate action the consummation of which would frustrate the purposes, or prevent or materially delay the consummation, of the transactions contemplated by the Merger Agreement; provided that nothing contained in this Section 1.01 shall restrict Stockholder from taking any action in his capacity as a director, officer or employee of the Company which is permitted to be taken pursuant to the Merger Agreement.

Section 1.02 Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted by Stockholder with respect to Shares beneficially owned by him as of the date of this Agreement. By entering into this Agreement, Stockholder hereby irrevocably grants a proxy appointing, until the termination of this Agreement in accordance with Section 5.03, Parent as Stockholder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Stockholder’s name, to vote, or grant a written consent with respect to, any Shares beneficially owned by Stockholders in the manner contemplated by Section 1.01 if and only if Stockholder (i) fails to vote or (ii) attempts to vote such Shares in a manner inconsistent with Section 1.01. The proxy granted by Stockholder pursuant to this Section 1.02 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Stockholder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement. Notwithstanding the foregoing, the proxy granted by Stockholder pursuant to this Section 1.02 shall be revoked and terminated upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent that:

Section 2.01 Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the capacity of and have been duly authorized by Stockholder. This Agreement constitutes a valid and binding agreement of Stockholder and, assuming this Agreement constitutes a valid and binding agreement of Parent, is enforceable against Stockholder, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. If any of the Shares beneficially owned by Stockholder constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Stockholder’s spouse.

Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder.

Section 2.03 No Other Voting Agreements. None of the Shares beneficially owned by Stockholders are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares (except as established hereby) or that would otherwise have the effect of preventing or disabling Stockholder from performing in any material respect any of its obligations under this Agreement.

Section 2.04 Ownership. As of the date hereof, Stockholder is the beneficial owner of less than 5.0% of the issued and outstanding Company Common Stock. Stockholder is the sole beneficial owner and has and will have at all times through the Closing Date sole beneficial ownership, sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, and has not (i) granted any proxy inconsistent with this Agreement that is still effective, (ii) entered into any voting or similar agreement, or (iii) entered into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer (as defined below), in each case with respect to any of the Shares beneficially owned by Stockholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder that:

Section 3.01 Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the capacity of and have been duly authorized by Parent. This Agreement constitutes a valid and binding Agreement of Parent and, assuming this Agreement constitutes a valid and binding agreement of Stockholder, is enforceable against Parent, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.02 Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate any applicable Law or (ii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent is entitled under any provision of any agreement or other instrument binding on Parent.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Shares. Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of (“Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect Transfer of, any Shares during the term of this Agreement or (iii) create or permit to exist any Lien that could prevent Stockholder from voting the Shares beneficially owned by him in accordance with this Agreement or from complying in all material respects with the other obligations under this Agreement. Any attempted Transfer of Shares in violation of this Section 4.01 shall be null and void.

Section 4.02 Additional Shares. Stockholder agrees to promptly notify Parent of any additional Shares he acquires beneficial ownership of after the date hereof. Any such Shares shall automatically become subject to the terms of this Agreement. In the event Stockholder acquires in excess of 5.0% of the issued and outstanding Company Common Stock, Stockholder shall promptly notify Parent and cooperate in connection with any required filings with the United States Securities and Exchange Commission.

Section 4.03 No Solicitation. Stockholder hereby agrees that during the term of this Agreement, Stockholder shall not take any action that Parent is otherwise then prohibited from taking under Section 5.4 of the Merger Agreement.

Section 4.04 Disclosure. Stockholder hereby consents to and authorizes the publication and disclosure by the Company and Parent in any press release or in the Joint Proxy Statement or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, of Stockholder’s identity, the nature of Stockholder’s commitments, arrangements and understandings pursuant to this Agreement and such other information required in connection with such publication or disclosure. As promptly as practicable, Stockholder shall notify the Company of any required corrections with respect to such information previously supplied by Stockholder to the Company or Parent hereunder, if and to the extent Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 4.05 Appraisal Rights. Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Definitional and Interpretative Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

(b) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(c) For purposes of this Agreement, the term “beneficially owned” (and correlative terms) has the meaning ascribed to it in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act.

Section 5.02 Further Assurances. Parent and Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (x) the termination of the Merger Agreement, (y) a Company Adverse Recommendation and (z) the receipt of the Company Stockholder Approval (as defined in the Merger Agreement); provided, the termination of this Agreement shall not relieve any party of liability for any intentional and material breach prior to such termination. Upon any termination of this Agreement, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby on the part of any party hereto.

Section 5.04 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Parent may transfer or assign its rights and obligations to any Affiliate of Parent.

Section 5.06 Governing Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules thereof. Each of the parties hereto (a) irrevocably submits itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any state appellate court therefrom within the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than such court, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court, and (d) waives any right to trial by jury with respect to any suit, action or proceeding directly or indirectly related to or arising out of this Agreement. Each of the parties hereto further agrees that notice sent via a nationally recognized overnight courier service to the address set forth below such party’s signature hereto shall constitute sufficient service of process and waives any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action related to or arising out of this Agreement, that (x) the action in such court is brought in an inconvenient forum, (y) the venue of such action is improper or (z) this Agreement or the subject matter hereof may not be enforced in or by such court.

Section 5.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.09 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity (without a requirement for posting of a bond in connection therewith). Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the sole and entire agreement of the Stockholder and Parent with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements with respect to such subject matter. This Agreement is for the sole benefit of and may be enforced solely by Parent, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than Parent) any legal or equitable right, benefit or remedy of any nature whatsoever.

Section 5.11 Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares beneficially owned by Stockholder. All rights, ownership and economic benefits of and relating to such Shares shall remain vested in and belong to Stockholder, and Parent shall not have any authority to direct the Stockholder in the voting or disposition of such Shares except as otherwise provided herein.

Section 5.12 Capacity. Stockholder is entering into this Agreement solely in his capacity as the record holder or beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by Stockholder in his capacity as director or officer of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Centene Corporation

By:	/s/ Jeffrey A. Schwaneke
Name: Jeffrey A. Schwaneke
Title: Senior Vice President, Corporate Controller and Chief Accounting Officer

/s/ Jay M. Gellert
Jay M. Gellert